UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

July 17, 2009

Bare Escentuals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33048	20-1062857
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 Stevenson Street, 22nd Floor, San Francisco, CA	94105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 489-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

Bare Escentuals, Inc. (“the Company”) became aware on July 17, 2009 that a purported stockholder class action has been filed against it in the United States District Court for the Northern District of California. The complaint names as defendants the Company, its Chief Executive Officer, Leslie A. Blodgett, and its Chief Financial Officer, Myles B. McCormick. The complaint was filed by a pension fund on behalf of persons who purchased Company stock between November 7, 2006 and November 26, 2007 (the “Class Period”). The complaint alleges violations of the Securities and Exchange Act of 1934, purportedly arising from non-disclosure of material facts relating to the Company’s financial condition during the Class Period, and seeks relief in the form of compensatory damages, attorneys’ fees and costs, and such other relief as the court may deem proper.

It is possible that other similar complaints may be filed in the same or other courts that name the same or additional defendants. If any such complaints are filed and the Company believes that such cases will be consolidated, the Company does not intend to file further Current Reports on Form 8-K describing the additional complaints.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Bare Escentuals, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARE ESCENTUALS, INC.

Dated: July 17, 2009	By:	/s/ Myles B. McCormick
Executive Vice President, Chief Financial Officer and Chief Operating Officer